UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 7, 2006

Date of Earliest Event Reported:  June 1, 2006

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois (Address of principal executive offices)		60069 (Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

     CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

     CFR 240.13e-4(c))

Section 1 —Registrant’s Business and Operations

Item 1.01.

Entry Into a Material Definitive Agreement.

On June 1, 2006, the stockholders of Sauer-Danfoss Inc., a Delaware corporation (the “Company”), approved the Sauer-Danfoss Inc. 2006 Omnibus Incentive Plan (the “Plan”) at the annual meeting of stockholders.  The Plan was approved by the Board of Directors of the Company on December 8, 2005, subject to stockholder approval.

The Plan became effective upon stockholder approval on June 1, 2006, and shall terminate ten years from the effective date, unless terminated sooner as provided in the Plan. The Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, covered employee annual incentive awards, cash-based awards and other equity-based awards to the Company’s employees, directors and third-party service providers. The maximum number of shares that may be issued under the Plan is 3,500,000, subject to adjustment as provided under the Plan.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which was filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A for its 2006 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 24, 2006 (the “Proxy Statement”), and is hereby incorporated herein by reference. A more detailed description of the terms of the Plan is contained in the Proxy Statement.

Also on June 1, 2006, the Company approved the form of Performance Unit Award Agreement that will be used to evidence grants of performance unit awards under the Plan. Material variations of the form Award Agreement that are presently contemplated by the Company are indicated by bracketed text in the form of Award Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d)  Exhibits

10.1                Sauer-Danfoss Inc. 2006 Omnibus Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement filed on April 24, 2006).

10.2                Form of Performance Unit Award Agreement under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.
DATE: June 7, 2006	By: /s/ Kenneth D. McCuskey
Name: Kenneth D. McCuskey Title: Vice President and Chief Accounting Officer